SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                 May 18, 2009

WINDTAMER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-53510	16-1610794
(Commission File Number)	(IRS Employer Identification No.)

6053 Ely Avenue, Livonia, New York	14487
(Address of Principal Executive Offices)	(Zip Code)

(585) 346-6442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01        Entry into a Material Definitive Agreement.

On May 18, 2009, WindTamer Corporation (the “Company”) entered into an Agreement for Limited Research with Clarkson University (“Clarkson”).  The Agreement for Limited Research provides that Clarkson will perform certain research activities relating to testing of the Company’s wind turbines and produce a final report of the results of such tests, and Company will pay Clarkson three thousand dollars ($3,000) for such services.

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements.  These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s agreement with Clarkson University and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  As a result, there can be no assurance that any or all of the plans or expectations described in these forward-looking statements will be completed or realized.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov.  These include without limitation: the risk of cancellation or delay of contracts; the risk that the Company’s technology and products may not achieve market acceptance; and, risks of contract performance. All forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to update such forward-looking statements.

Item 9.01

(d)           Exhibits

Exhibit Number	Description

10.1	Agreement for Limited Research between WindTamer Corporation and Clarkson University dated May 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

Date: May 18, 2009		/s/ Gerald E. Brock
	Name:	Gerald E. Brock
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for Limited Research between WindTamer Corporation and Clarkson University dated May 18, 2009.